                   SCHEDULE 14A-INFORMATION REQUIRED IN PROXY

                                    STATEMENT

                            SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                    NATIONAL BANCSHARES CORPORATION OF TEXAS


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1)  Title of each class of securities to which transaction applies:



--------------------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:



--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     5)  Total fee paid:


--------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:


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     2)  Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
     3)  Filing Party:


--------------------------------------------------------------------------------
     4)  Date Filed:


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







April 29, 1998



Dear Shareholder,

You are cordially invited to attend the 1998 Annual Meeting of Shareholders of National Bancshares Corporation of Texas to be held on Friday, May 29, 1998 at 10:30 a.m. at the Plaza San Antonio Hotel in San Antonio, Texas. We look forward to this opportunity to update you on the current activities of the Company.

The notice of meeting and proxy statement following this letter describe the business expected to be transacted at the meeting. Whether or not you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy card in the envelope provided so that your shares will be represented.



Sincerely,




Jay H. Lustig
Chairman of the Board




Marvin E. Melson
President








                          A Company of Community Banks

                    NATIONAL BANCSHARES CORPORATION OF TEXAS
                               104 East Mann Road
                               Laredo, Texas 78042


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 29, 1998
--------------------------------------------------------------------------------


To the Shareholders of National Bancshares Corporation of Texas:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of National Bancshares Corporation of Texas, a Texas corporation, will be held at The Plaza San Antonio Hotel in San Antonio, Texas on Friday, May 29, 1998, at 10:30 a.m. for the following purposes:

         (1) To elect five directors to serve until the 1999 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

         (2)      To approve the amendment of the 1995 Stock Plan;

         (3) To approve the appointment of auditors for the 1998 fiscal year; and

         (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         In accordance with the bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at April 29, 1998. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

         Shareholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy card and return it promptly in the accompanying envelope. This will ensure that your vote is counted, whether or not you are able to be present.


By order of the Board of Directors,



Marvin E. Melson
President and Secretary



April 29, 1998

                    NATIONAL BANCSHARES CORPORATION OF TEXAS
                                104 EAST MANN RD.
                               LAREDO, TEXAS 78042

--------------------------------------------------------------------------------
             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 1998
--------------------------------------------------------------------------------

         This statement is furnished in connection with the solicitation of proxies by the Board of Directors of National Bancshares Corporation of Texas, a Texas corporation (the "Company"), to be used at the 1998 Annual Meeting of Shareholders on Friday, May 29, 1998, at 10:30 a.m., or at any adjournment thereof. This proxy statement and the accompanying proxy card are being mailed to shareholders beginning on or about May 1, 1998.

         The Company's Annual Report to Shareholders for the year ended December 31, 1997 is being furnished with this Proxy Statement to the shareholders of record on April 29, 1998. The Annual Report to Shareholders does not constitute a part of the proxy soliciting material.

                               VOTING AND PROXIES

         Only holders of record of the Company's Common Stock, par value $.001 (the "Common Stock"), at the close of business on April 29, 1998, will be entitled to vote at the meeting. There were 4,645,834 shares of Common Stock outstanding on the record date, each entitled to one vote. A majority of the shares outstanding will constitute a quorum at the meeting.

         All shares represented by proxies will be voted in accordance with the shareholders' directions. If the proxy card is signed and returned without any direction given, shares will be voted in accordance with the recommendations of the Board of Directors as described in this proxy statement. Any shareholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy or by attending the meeting and voting in person.

         The election of each nominee for director requires a plurality of the votes cast. The affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy is required for approval of the appointment of auditors and amendments to the Stock Plan. Abstentions and broker non-votes will be included in determining the presence of a quorum at the meeting. Abstentions and broker non-votes will not be included in determining the number of votes cast on any matter.

                              ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

         The bylaws of the Company provide for a Board of Directors of five (5) members. All of the current directors have been nominated by the Board of Directors for re-election to serve until the 1999 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The current directors are Jay H. Lustig, Marvin E. Melson, H. Gary Blankenship, John W. Lettunich, and Charles T. Meeks. The Board of Directors recommends a vote FOR such nominees.

         The nominees named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote for the above mentioned nominees for election as directors, unless otherwise specified. Such nominees have indicated a willingness to serve as directors, but should any of them decline or be unable to serve, the persons named as proxies may vote for another person in the place of such nominee according to their best judgment and in the interest of the Company.

         The following information is furnished with respect to each of the nominees. Such information includes all positions with the Company and principal occupations during the last five years.

NOMINEES FOR ELECTION

         JAY H. LUSTIG, Mr. Lustig, age 43, has been Chairman of the Board of the Company since May 1992. Mr. Lustig has been the Chairman of the Board and CEO of NBI, Inc., a publicly traded holding company, since 1993. In May 1995, Mr. Lustig became President of Equibond, Inc., an investment firm based in Santa Monica, California. From September 1988 to May 1995, Mr. Lustig had been associated with Drake Capital Securities, Inc., an NASD member, via J.H.L. Holdings, Inc., a personally owned investment holding company.

         MARVIN E. MELSON, age 62, has been a Director, President, and Secretary of the Company since May 1992; Chairman of the Board of NBC-Laredo and a Director of NBC-Eagle Pass and NBC-Rockdale since May 1992; and President of NBC-Laredo since August 1993; and Director of NBC-Luling since September 1996. Mr. Melson served as Executive Vice President and Commercial Loan Officer at Laredo National Bank, Laredo, Texas, from August 1989 to May 1992. From March 1981 to August 1989, Mr. Melson served as Chairman of the Board and President of NBC-Laredo.

         H. GARY BLANKENSHIP, age 57, has been a Director of the Company since May 1992. Mr. Blankenship has been Chairman and CEO of Greater Southwest Bancshares, Inc., and its subsidiary, Bank of the West, Irving, Texas, since 1986 (neither of which entities is affiliated with the Company).

         JOHN W. LETTUNICH, age 68, has been Chairman of the Board of NBC-Eagle Pass since January 1997. Mr. Lettunich was Chairman of the Board, President and CEO of NBC-Eagle Pass from 1989 to January 1997. He became a Director of the Company in March 1995.

         CHARLES T. MEEKS, age 63, has been a Director of the Company since March 1995. Since July 1994, Mr. Meeks has been the principal of the Charles T. Meeks Company, a bank consulting firm. Mr. Meeks was Senior Vice President, Alex Sheshunoff Management Services, Inc., from February 1989 to June 1994. Mr. Meeks is also Chairman of the Board of Texline State Bank in Texline, Texas.

         No family relationships exist among the named executive officers and directors of the Company.

             INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

MEETINGS AND COMPENSATION OF DIRECTORS

         During the fiscal year ended December 31, 1997, the Board of Directors held four (4) meetings. During the fiscal year ended December 31, 1997, no director attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he has been a director, and (ii) the total number of meetings held by all committees on the Board of Directors on which he has served.

         Each outside director receives $1,500 for attending each meeting of the Board of Directors of the Company and is eligible to participate in certain of the Company's stock option plans.

Audit Committee. The Audit Committee of the Board of Directors, which currently consists of H. Gary Blankenship, John Lettunich, and Charles T. Meeks met one
(1) time during the 1997 fiscal year. The functions of the Audit Committee are to recommend the selection of independent accountants, review and recommend approval of annual audited financial statements, review significant changes in accounting policies and procedures and monitors the internal audit reports for each subsidiary of the Company. In addition, the Audit Committee reviews the adequacy of internal controls and record-keeping systems, reviews compliance with applicable regulations and policies (including environmental regulations and policies on insider trading), and monitors litigation, fraud, and conflict of interest and their potential impact on financial results.

Compensation Committee. The Compensation Committee of the Board of Directors currently consists of Jay H. Lustig, H. Gary Blankenship and Charles T. Meeks. The Compensation Committee met two (2) times during the 1997 fiscal year. The functions of the Compensation Committee are to review the compensation of officers and other management personnel and to make recommendations concerning such compensation. The Compensation Committee also administers the employee benefit plans of the Company, including the Company's 1995 Stock Plan ("the 1995 Plan"). No officer of the Company is a member of the Compensation Committee.

Nominating Committee. The Board of Directors acts as the Company's Nominating Committee.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Banks, from time to time, have entered into transactions with their respective directors, executive officers, and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1997 and 1996, was $4,203,000 and $3,702,000, respectively. None of such transactions have been entered into with the Company's Chairman of the Board, Mr. Lustig or directors, Messrs. Blankenship, Lettunich or Meeks in 1997 or 1996. During the years ended December 31, 1997 and 1996, new loans to such related parties amounted to $1,405,000 and $1,580,000, respectively, and repayments amounted to $904,000 and $2,725,000, respectively. During fiscal year 1997, Mr. Melson had loans outstanding of, at a high, $80,000 of which $79,000 was outstanding at fiscal year end. During fiscal year 1996, Mr. Melson had loans outstanding at a high, $285,000 of which $70,000 was outstanding at year-end. At December 31, 1997 and 1996, the percentage of shareholders' equity represented by aggregate loans to insiders was 8% and 9%, respectively.

         During 1997, the Company utilized a stock brokerage firm, which is 100% owned by Mr. Lustig, to execute certain transactions on its behalf. The Company uses an unrelated company to act as custodian and clearing firm for its investment assets. Net revenues earned by the brokerage firm related to investment transactions by the Company in 1997 totaled $1,579 on purchase and sale transactions of $6,137,000.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities Exchange Commission and to provide copies of such reports to the Company. Based upon the Company's review of copies of such reports received by the Company and written representations of its directors and executive officers, the Company believes that during the year ended December 31, 1997, all Section 16(a) filing requirements were satisfied except for an inadvertent late filing of a Form 4 by Jay H. Lustig and a Form 3 by Morris D. Weiss.

                      STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth information as of February 20, 1998, as to shares of Common Stock beneficially owned by (i) each director of the Company, (ii) the directors and executive officers of the Company as a group, and (iii) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individual or entities, as the case may be.


                                                                 SHARES       % OF TOTAL
                                                               BENEFICIALLY     SHARES
                                                                  OWNED       OUTSTANDING
                                                               ------------   -----------
5% SHAREHOLDERS, OFFICERS AND DIRECTORS(1)

Jay H. Lustig(5) .............................................      259,075       5.43%

Marvin E. Melson(3) ..........................................      136,631       2.86%

H. Gary Blankenship(2) .......................................       37,562          *

John W. Lettunich(3) .........................................       70,568       1.48%

Charles T. Meeks(2) ..........................................       26,000          *

Hakatak Enterprises, Inc., Nominee (4) .......................      300,000       6.29%

Heinz Steinman ...............................................      263,771       5.53%

All directors and executive officers as a group (7 persons)(6)      531,136      11.13%

----------------------------
*    Less than one percent

(1) The business address of the directors and officers of the Company is the Company's business address; the mailing address of Hakatak Enterprises, Inc. is P.O. Box 1623, Pacific Palisades, CA 90272; and the mailing address of Mr. Steinman is 5797 Cedar Street, P.O. Box 327, Wrightwood, CA 92397.

(2) The number of shares beneficially owned by Messrs. Blankenship and Meeks includes 21,000 shares of Common Stock reserved for issuance under stock options which are exercisable by each of them within sixty (60) days of February 20, 1998. ( 7,000 shares are subject to shareholder approval for each of them).

(3) The number of shares beneficially owned by Messrs. Melson and Lettunich includes 26,000 and 25,000 shares of Common Stock reserved for issuance under stock options which are exercisable by each of them within sixty (60) days of February 20, 1998.

(4) Hakatak Enterprises, Inc., Nominee, holds its shares as nominees for HP Partners, a California limited partnership, Tamir Hacker, an individual, and Tamir and Teri Hacker as joint tenants. Of the shares held by Hakatak Enterprises, Inc., Nominee, 270,000 are for HP Partners, 15,000 are for Tamir Hacker and 15,000 are for Tamir and Teri Hacker.

(5) The number of shares beneficially owned by Mr.Lustig includes 180,225 shares of Common Stock owned of record; 22,250 shares of Common Stock owned by his wife and children, 35,600 shares in Prophecy Partners, a Delaware limited partnership; and 21,000 shares of Common Stock options which are exercisable within sixty (60) days of February 20, 1998.

(6) The number of shares of Common Stock beneficially owned by the directors and officers as a group includes 114,300 shares of Common Stock reserved for issuance under stock options which are exercisable within sixty (60) days of February 20, 1998. See footnotes (2),(3) and (5) above.

                             EXECUTIVE COMPENSATION

BOARD COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               The Compensation Committee of the Board of Directors (the "Committee") is committed to maintaining compensation programs for the Company's executive officers which further the Company's mission. We, therefore, adhere to the following compensation policies which are intended to facilitate the achievement of the Company's business strategies:

     o Compensation levels for each element of pay should be targeted at rates that are reflective of the median levels of current market practices prevalent in comparable financial institutions. Offering market-comparable pay allows the Company to attract and maintain a stable, successful management team.

     o The Company's compensation packages should strengthen the relationship between pay and performance with variable, at-risk compensation that is dependent upon the level of success in meeting specified Company and individual performance goals.

     o Ownership of the Company's Common Stock by executives should be encouraged to further align executives' interests with those of shareholders and the Company and to promote a continuing focus on building profitability and shareholder value.

     o Sustained superior performance by individual executives over a period of years, including actions to increase revenues, reduce expenses, enhance service and product quality, improve market share and thereby enhancing shareholder value, should be rewarded.

         To preserve objectivity in the achievement of its goals, the Committee is comprised of three independent, non-employee directors. It is the Committee's overall goal to develop compensation policies that are consistent with and linked to strategic business objectives and Company values. The Committee approves the design of, assesses the effectiveness of, and administers compensation programs in support of compensation policies. The Committee also reviews all salary arrangements and other remuneration for all executive officers of the Company and the Subsidiary Banks. The various components of the compensation programs for executive officers are discussed below.

         BASE SALARY. Base salary levels are largely determined through comparison with banking organizations of a size similar to the Company's. Surveys are utilized to establish base salaries that are within the range of those persons with similar years of experience and holding positions of comparable responsibility at other banking organizations of a size and complexity similar to the Company. Following the determination of market-based pay, each officer's individual performance, achievements, and contributions to the growth of the Company are evaluated subjectively in determining the individual's base salary. The Committee reviews the base salary of all executive officers on an annual basis.

         INCENTIVE BONUS PLAN. In March 1995, the Board of Directors of the Company adopted a Performance Compensation Plan (the "Plan") for its employees and the employees of its subsidiary Banks. The Plan is administered by the Committee. The amount of money available for distribution in the Plan is dependent upon the attainment of performance objectives which the Committee believes are important for achieving long-term shareholder value. The President of the Subsidiary Banks, in consultation with one or more principal officers of the respective Bank, determines the amount which will be awarded from the Plan to the employees of the Bank. The amount of the bonus available for the Presidents of the Subsidiary Banks is determined by the Committee. The Plan rewards all employees based on the attainment of certain performance goals of the Company and its subsidiaries. The officers of the Company are eligible to participate at the same level as all employees in relationship to their respective base salaries. The performance goals effective for 1997 included specific goals for profits, asset quality and operational productivity. All awards under the Plan are contingent on the Company and the Subsidiaries attaining certain basic financial objectives such as return on assets.

         STOCK OPTIONS. On May 26, 1995, the Shareholders of the Company adopted the 1995 Stock Plan (the "1995 Plan"). It is the Company's philosophy that awarding stock options to executive officers of the Company and Subsidiary Banks, based upon their respective positions and contributions to the Company's overall success will help attract and retain high quality, results-oriented professionals committed to creating long term shareholder value. Additionally, because options are subject to forfeiture if the employee leaves the Company prior to their becoming exercisable, options provide an incentive to remain with the Company long term. Options granted in 1997 become exercisable in one-fifth increments beginning one year from the date of the grant. The option price for shares is the fair market value of the shares on the date of the grant. The Named Executives who have received options under the 1995 Plan are, Marvin E. Melson, who has received 38,000 options, after amendment, and Jay H. Lustig who has received 32,000 options, after amendment, and John W. Lettunich who has received 28,000 options, after amendment.

1997 COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

         Mr. Melson serves as the president and chief executive officer of the Company and as the president and chief executive officer of NBC Bank-Laredo, N.A. Mr. Melson's 1997 base salary is governed by his employment agreement entered into by the Company and Mr. Melson in 1997, as described later in this Proxy Statement. His salary is comparable to a survey of peer group institutions. Mr. Melson participates in the incentive bonus plan at the Company level. In 1997 he earned an incentive bonus of $30,000, which is approximately 18% of his base salary, which is lower than the average in the survey of the peer group. The incentive bonus was based on attaining certain performance goals including return on assets and net income. In 1997, Mr. Melson was awarded options to purchase 12,000 shares with an exercise price of $13.25, of which 7,000 of those shares are pending shareholder approval. With the 1997 grant, Mr. Melson has the right to purchase 38,000 shares of the Company's Common Stock. He is vested in 17,333 of these shares as of December 31, 1997. Mr. Melson's option grant was based on the Company's growth and performance and was in keeping with the Committee's intent to place emphasis on long term incentives to remain with the Company which is tied directly to the success of the Company, and, correspondingly, that of the shareholders.

CONCLUSION

         The Committee believes these executive compensation policies and programs serve the interests of shareholders and the Company effectively and that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the company for the shareholders' benefit.

         The Committee will continue to monitor the effectiveness of the company's total compensation program to meet the current needs of the Company.

                                 Jay H. Lustig, Chairman
                                 H. Gary Blankenship
                                 Charles T. Meeks

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation committee of the Board of Directors of the Company was, during 1997, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the company under
Item 404 of Regulation S-K. During 1997, no executive officer of the Company (i) served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) was a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth summary compensation information with respect to the Company's chief executive officer, and the most highly compensated executive officers of the Company who earn over $100,000 in annual salary and bonus ("the Named Executives"), for the years ended December 31, 1997, 1996 and 1995:

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                                     -------------------                     ----------------------
                                                                               NUMBER OF SECURITIES
     NAME AND             FISCAL                              OTHER ANNUAL    UNDERLYING OPTIONS/SARS    ALL OTHER
PRINCIPAL POSITION         YEAR      SALARY         BONUS     COMPENSATION         GRANTED(#)(2)       COMPENSATION(1)
--------------------------------------------------------------------------------------------------------------------
Jay H. Lustig              1997      $ 60,000      $ 16,250      $   --               11,000                --
Chairman of the            1996      $ 60,000      $  6,000          --                 --                  --
Company                    1995      $ 60,000          --            --               21,000                --

Marvin E. Melson           1997      $164,000      $ 30,000      $   --               12,000             $  4,510
President of the           1996      $164,000      $ 16,400          --                 --               $  3,040
Company                    1995      $164,000      $ 16,400          --               26,000             $  3,428

John W. Lettunich          1997      $110,000      $ 26,000      $   --                7,000             $  4,029
Chairman  of NBC           1996      $110,000      $ 51,150          --                 --               $  2,635
Bank - Eagle Pass          1995      $110,000      $ 51,150          --               21,000             $  2,592

----------------------

(1) All other compensation reflects payments by the Company to the Company's 401(k) Plan on behalf of Named Executives.

(2) The total options granted includes the following options which are subject to approval by the shareholders: 7,000 for Messrs. Lustig, Melson, and Lettunich.

The following table sets forth the options granted to the Named Executive officers in fiscal year 1997 under the Company's 1995 Plan. No stock appreciation rights ("SAR's") have been granted by the Company to any of the Named Executive officers.

                             OPTION GRANTS IN 1997

                                                               INDIVIDUAL GRANTS
                        ---------------------------------------------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE VALUE
                          NUMBER OF        % OF TOTAL                                      AT ASSUMED ANNUAL RATES OF
                         SECURITIES         OPTIONS           EXERCISE                      STOCK PRICE APPRECIATION
                         UNDERLYING        GRANTED TO         OR BASE                          FOR OPTION TERM
                          OPTIONS         EMPLOYEES IN         PRICE       EXPIRATION     ---------------------------
NAME                     GRANTED(2)       FISCAL YEAR (1)    ($/SHARE)        DATE             5%             10%
--------------------    -------------    --------------     ----------    ------------    -----------     -----------
Jay H. Lustig              11,000           14.3 %           $13.25       06/25/2004       $59,335         $138,275

Marvin E. Melson           12,000           15.6 %           $13.25       06/25/2004       $64,729         $150,846

John W. Lettunich           7,000            9.1 %           $13.25       06/25/2004       $37,759         $ 87,994

--------------------

(1)  Based on 76,850 options granted to all employees in 1997.

(2) The number of options granted includes the following options subject to approval of the shareholders: Jay H. Lustig, 7,000, Marvin E. Melson, 7,000 and John W. Lettunich, 7,000.

OPTION EXERCISES AND VALUATION

         The table below reports exercises of stock options by the Named Executives during fiscal year 1997 and the value of their unexercised stock options as of December 31, 1997. The stock options were granted pursuant to the Company's 1994 and 1995 Plans.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                      NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                     OPTIONS AT 12/31/97                OPTIONS AT 12/31/97
                 ACQUIRED ON        VALUE       -------------------------------    ------------------------------
NAME            EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE(2)    EXERCISABLE     UNEXERCISABLE(1)
-----------------------------------------------------------------------------------------------------------------
Jay H. Lustig         -          $    -           14,000            18,000          $178,500           $152,500

Marvin E. Melson      -               -           17,333            20,667          $220,996           $179,504

John W. Lettunich     -               -           17,000            16,000          $218,460           $156,140

---------------

(1) The value of unexercised options is based on the difference between the closing sales price of $19 per share of Common Stock on December 31, 1997 and the option's exercise price

(2) The following shares are included above that are pending shareholder approval; Jay Lustig, Marvin Melson, and John Lettunich at 7,000 options each.

DEFERRED COMPENSATION

         No deferred compensation has been awarded to the Named Executives.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with Jay H. Lustig, Marvin E. Melson and Morris D. Weiss. Mr. Lustig's agreement, effective as of October 1, 1992, provides that he shall serve, at the pleasure and direction of the Company's Board of Directors, as the Chairman of the Board of the Company. Upon the expiration of the initial three year term, the agreement shall be automatically renewed for successive periods of one year each, unless, not later than 30 days prior to the end of the initial term or any renewal term, either party has given notice that it does not wish to extend the agreement. During the term of employment, the agreement provides for an annual base salary of $60,000. Mr. Lustig is also eligible to participate in any other compensation, tax benefit or other benefit plan of the Company, and is entitled to reimbursement of all reasonable and customary expenses incurred in performing services thereunder in accordance with the Company's policies and procedures. Mr. Lustig's employment agreement also provides that in the event the Company terminates or elects not to renew the agreement other than for cause (or if the Company breaches the agreement), Mr. Lustig will receive the greater of the amount of salary for he would have otherwise received for the partial term remaining or six month's salary at the rate then in effect for such period, payable in a lump sum within 30 days of termination. The agreement obligates the Company to indemnify and hold harmless the employee to the fullest extent authorized or permitted by Texas law, and to the fullest extent so permitted, to require the Company to advance expenses on behalf of the employee as incurred.

         On January 1, 1997, Mr. Melson entered into an employment agreement with the Company. The term of this agreement is for two years, with a provision for automatic renewal for continuing one year terms unless either the Company or Mr. Melson gives prior notice of their intention not to continue with the agreement. Pursuant to the agreement, Mr. Melson is to receive an annual base salary of $164,000 to be paid by the Company. Mr. Melson is also eligible to participate in any other compensation, tax benefit or other benefit plan of the Company. Mr. Melson is, in addition, entitled to the use of a Company automobile or to reimbursement for auto rental expenses related to his employment if no Company automobile is available. If Mr. Melson is unable to perform his duties under this agreement as a result of incapacity due to physical or mental illness, Mr. Melson is entitled to receive, and not in lieu of any disability benefits, the full salary he would have otherwise received under this agreement for the partial term remaining in the then current term of this agreement plus, as a lump sum, an additional amount equal to the greater of
(i) the amount of salary Mr. Melson would have otherwise received for the partial term remaining in the then current term, or (ii) six months' salary at the rate in effect for such period ("the Additional Amount"). If Mr. Melson's employment is terminated by death, the Company shall pay to Mr. Melson's legal representative or beneficiary, the full salary he would have received under this agreement for the partial term remaining in the current term of this agreement plus the Additional Amount. If Mr. Melson's employment is terminated for cause, Mr. Melson shall receive all amounts due to him through thirty days after notice of termination has been given. The agreement obligates the Company to indemnify and hold harmless the employee to the fullest extent authorized or permitted by Texas law, and to the fullest extent so permitted, to require the Company to advance expenses on behalf of the employee as incurred.

         On April 7, 1997, Mr. Weiss entered into an employment agreement with the Company to serve as General Counsel of the Company. Mr. Weiss will devote substantial but not exclusive attention to the affairs of the Company, it being understood that Mr. Weiss is simultaneously entering into consulting arrangements, with unrelated businesses and will be devoting substantial attention to such other entities as well. The term of this agreement is for three years, with a provision for automatic renewal for one year terms unless either the Company or Mr. Weiss gives prior notice, not later than ninety (90) days prior to the initial term or renewal term, of their intention not to continue with the agreement. Pursuant to the agreement, Mr. Weiss is to receive an annual base salary of $75,000 to be paid by the Company. Mr. Weiss is also eligible to participate in any other compensation, tax benefit or other benefit plan of the Company and is entitled to reimbursement of all reasonable and customary expenses incurred in performing services thereunder in accordance with the Company's policies and procedures. Mr. Weiss' employment agreement also provides that in the event the Company terminates or elects not to renew the agreement other than for cause (if Company breaches the agreement) or if there is a change in control, Mr. Weiss will receive the greater of, the amount of salary for he would have otherwise received for the partial term remaining, six month's salary at the rate then in effect for such period, or any severance payable under the then current policy of the Company, payable in a lump sum within 30 days of termination. The agreement obligates the Company to indemnify and hold harmless the employee to the fullest extent authorized or permitted by Texas law, and to the fullest extent so permitted, to require the Company to advance expenses on behalf of the employee as incurred.

PENSION AND PROFIT SHARING PLANS

         During 1993, the Company adopted a defined contribution profit sharing plan (the "401(k) Plan") for the benefit of substantially all employees. The 401(k) Plan includes a 401(k) retirement plan feature. Employees are allowed to make contributions to the 401(k) Plan. Each subsidiary Bank's contribution to the 401(k) Plan is determined annually by that Bank's Board of Directors. Profit sharing expense for the years ended December 31, 1997 and 1996, totaled $104,873 and $49,515, respectively. Three Named Executives received contributions to the 401(k) Plan in 1997 and 1996: John W. Lettunich received $4,029 in 1996 and $2,635 in 1996; and Marvin E. Melson received $4,510 in 1997 and $3,040 in 1996.


                  APPROVAL OF AMENDMENT OF THE 1995 STOCK PLAN
                             (ITEM 2 ON PROXY CARD)

         The purpose of the Company's 1995 Stock Plan (the "1995 Plan") is to provide incentives to its officers, employees and directors and to help the Company attract and retain qualified officers, employees and directors. Based on the Company's experience with the 1995 Plan since its adoption, the Board of Directors has unanimously approved and recommends for adoption the amendments to the 1995 Plan described below which the Directors believe will enhance the 1995 Plan's effectiveness. Accordingly, the Board of Directors recommends that the shareholders vote FOR approval to increase the maximum number of shares of Common Stock under the 1995 Plan from 214,000 to 444,000. The 1995 Plan currently provides that the maximum number of shares issuable under the 1995 Plan is 214,000 shares less the number of shares issuable or issued under the Plan and the Company's 1994 Non-Qualified Stock Option Plan (the "1994 Plan"). As of December 31, 1997, 170,900 shares have been issued under the 1995 Plan, and 29,000 shares have been issued under the 1994 Plan. As a result, as of December 31, 1997, only 14,100 shares are currently available for issuance under the 1995 Plan. The Board of Directors believes this number of shares is insufficient for the Company to continue its efforts to attract and retain qualified officers, employees and directors. Accordingly, the Board of Directors recommends that the maximum number of shares issuable under the 1995 Plan be increased from 214,000 to 444,000 shares. If this amendment to the 1995 Plan is approved, 280,100 shares will become available for issuance under the 1995 Plan; however, at least 40,850 shares and potentially an additional 15,500 shares, have been granted subject to shareholder approval, leaving no more than 204,450 shares to be granted. A copy of the 1995 Stock Plan is included in Appendix A.



                             APPOINTMENT OF AUDITORS
                             (ITEM 3 ON PROXY CARD)

         The Board of Directors of the Company has appointed the firm Padgett, Stratemann & Co., L.L.P., to audit the accounts of the Company for the 1998 fiscal year. Padgett, Stratemann & Co., L.L.P. has audited the Company's financial statements since 1992. Padgett, Stratemann & Co., L.L.P., also performs an annual audit of the consolidated financial statements of the Company and performs periodic agreed-upon internal audit procedures at the Banks. Representatives of Padgett, Stratemann & Co., L.L.P. are expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         Approval of the appointment of auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder approval should be withheld, the Board would consider an alternative appointment for the succeeding year. The Board recommends that the shareholders vote FOR approval of the appointment of Padgett, Stratemann & Co., L.L.P. as independent auditors of the Company. The affirmative vote of a majority of the shares present and voting at the meeting in person and by proxy is required for approval.

PERFORMANCE GRAPH

         Below is a performance graph comparing the cumulative total shareholder return on National Bancshares Corporation of Texas common Stock with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and American Stock Exchange Bank Index.



                                    [GRAPH]



                                                         PERIOD ENDING
                             -------------------------------------------------------------------------
INDEX                           12/31/92   12/31/93    12/31/94    12/31/95    12/31/96      12/31/97
------------------------------------------------------------------------------------------------------
National Bancshares Corp.        100.00      366.67      520.83      854.17    1,000.00      1,583.33
S&P 500                          100.00      110.08      111.53      153.44      188.52        251.44
SNL AMEX Bank Index              100.00      108.10      116.97      171.92      222.28        379.40

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received in writing by the Company at its corporate office no later than December 23, 1998. The Company's corporate office is located at 104 East Mann Road, Laredo, Texas 78042.

         The cost of soliciting proxies will be borne by the Company. To assist in the proxy solicitation, the Company has engaged Corporate Investors Communications, Inc. for a fee of $2,000, plus reimbursement for out-of-pocket expenses. Proxies may be solicited through the mail and through telephonic or telegraphic communication to, or by meeting with, shareholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor.

         The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. The Company reimburses such persons for their reasonable expenses.

                                  OTHER MATTERS

         No business other than the matters set forth in this proxy statement is expected to come before the Annual Meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the Annual Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company.


                                     By Order of the Board of Directors,



                                     ------------------------------------
                                     Marvin E. Melson
                                     President & Secretary

Dated: April 29, 1998

                                                                      APPENDIX A

                    NATIONAL BANCSHARES CORPORATION OF TEXAS
                      1995 AMENDED AND RESTATED STOCK PLAN

1. Purpose. This 1995 Stock Plan (the "Plan") is intended to provide incentives
(a) to the officers and other employees of National Bancshares Corporation of Texas (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations, or any other person or entity, by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations, or any other person or entity, by providing them with awards of stock in the Company ("Awards"); (d) to directors, officers, employees and consultants of the Company and Related Corporations, or any other person or entity, by providing them with Stock Appreciation Rights ("SAR" or "SARs") in tandem with, or independently of, options granted hereunder; (e) to directors, officers, employees and consultants of the Company and Related Corporations, or any other person or entity, by providing them with performance awards in the form of units ("Units") representing phantom shares of stock ("phantom share" or "phantom shares"), each Unit representing one phantom share; (f) to directors, officers, employees and consultants of the Company and Related Corporations, or any other person or entity, by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"); and (g) to outside directors (i.e., any director who is not an employee of the Company) by providing each of them with annual grants of seven-year options to purchase 7,000 shares of Common Stock ("Outside Directors' Options").

         ISOs, Non-Qualified Options and Outside Directors' Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards, SARs, Units and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." Recipients of such Stock Rights are hereafter referred to individually as an "Optionee" and collectively as "Optionees." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" respectively, as those terms are defined in Section 425 of the Code.

2. Administration of the Plan. The Plan shall be administered by (i) the Board of Directors (the "Board") or (ii) a committee or subcommittee appointed by the Board (the "Committee") from among its members (collectively, the "Administrators"). Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as (i) a "Non-Employee Director" within the meaning of Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to terms of the Plan, the applicable Administrator shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 1 to receive ISOs) to whom ISOs may be granted and to determine (from among the class of individuals and entities eligible under paragraph 1 to receive Non-Qualified Options, Awards, SARs and Units and to make Purchases) to whom Non-Qualified Options, Awards, SARs, Units and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options, Awards, SARs or Units may be granted or Purchases made;
(iii) determine the option price of shares subject to each Option (subject to the requirements of paragraph 4 with respect to ISOs and paragraph 5 with respect to Non-Qualified Options); (iv) determine the purchase price of shares subject to each Purchase; (v) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (vi) determine the time or times when each Option shall become exercisable and the duration of the exercise period (subject to paragraph 4 with respect to ISOs and paragraph 5 with respect to Non-Qualified Options); (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Stock Rights and the nature of such restrictions, if any; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it; however, neither the Board nor the applicable Administrator shall have any authority to determine whether or when an outside director shall receive or exercise Outside Directors' Options (or to determine the exercise price of such Outside Directors' Options) other than to ensure compliance with the terms of the Plan with respect to Outside Directors' Options. The interpretation and construction by the applicable Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. Administrators or the Board may from time to time adopt such rules and regulations for carrying out the Plan as they may deem best. No member of the Board, any Administrator nor the Company shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

3. Stock. The stock subject to the Stock Rights shall be authorized but unissued shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 444,000; provided, however, that in no event shall the number of shares of Common Stock subject to, and issued upon the exercise of, ISOs exceed 444,000 in the aggregate; provided, further, that the aggregate number of shares of Common Stock subject to, and issuable or issued under, the Plan and the Company's 1994 Non-Qualified Stock Option Plan shall not exceed 444,000; and provided, further, that the maximum number of shares of Common Stock issuable under the Plan to any employee of the Company in any calendar year shall not exceed 444,000, less the aggregate number of shares of Common Stock issuable or issued under the Plan and the Company's 1994 Non-Qualified Stock Option Plan. The number of shares authorized for the grant of Stock Rights under the Plan shall be subject to adjustment as provided in paragraph 10. If any Option or any other Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any shares issued pursuant to any Stock Right, either as a result of forfeiture or delivery to the Company as part or full payment for the exercise of an Option, the unpurchased shares subject to such Options or Stock Rights and any shares so reacquired by or delivered to the Company shall again be available for grants of Stock Rights under the Plan.

4. ISO Provisions. Any of the following provisions shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to the Code and the regulations issued thereunder.

         A. Grant of ISO. All ISOs shall be granted under the Plan within ten
(10) years of the date of the Plan's adoption by the Board or the date the Plan receives the requisite shareholder approval, whichever is earlier.

         B. Minimum Option Price for ISOs. (i) The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value per share of Common Stock on the date of grant. (ii) In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000. (iii) If, at the time an ISO is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (a) the last reported sales price of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (b) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (c) the closing bid price (or the average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an ISO is granted under the Plan, "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the applicable Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         C. Duration of ISOs. Subject to earlier termination as provided in subparagraphs F and G hereunder, each ISO shall expire on the date specified by the applicable Administrator, but not more than (i) ten years from the date of grant in the case of ISOs generally, and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to the foregoing provisions and such earlier termination as provided in said subparagraphs E and F, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to subparagraph K below.

         D. Eligible Employees. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan.

         E. Acceleration of Exercise of ISOs. The Administrator shall not, without the consent of the Optionee, accelerate the exercise date of any installment of any ISO granted to any employee (and not previously converted into a Non-Qualified Option pursuant to subparagraph K below) if such acceleration would violate the annual vesting limitation contained in Section 422A(d) of the Code, as described in subparagraph B(ii) hereinabove.

         F. Effect of Termination of Employment on ISOs. If an ISO Optionee ceases to be employed by the Company or any Related Corporation other than by reason of death or disability (as such term is defined in subparagraph I hereunder), any ISO granted to such Optionee within the six-month period immediately preceding such termination shall be cancelled forthwith. With respect to any ISOs granted to such Optionee more than six months prior to such termination, no further installments of such ISOs shall become exercisable and his ISOs shall terminate after the passage of 60 days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to subparagraph K below. Leave of absence with the written approval of the applicable Administrator shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such Optionee's right to reemployment is guaranteed by statute. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the Optionee continues to be an employee of the Company or any Related Corporation.

         G. Effect of Death or Disability on ISOs. If an Optionee ceases to be employed by the Company or any Related Corporation by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the date specified in the ISO agreement, the ISO's specified expiration date or one year of the death of the Optionee. If an Optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the date specified in the ISO agreement, the ISO's specified expiration date or one year from the date of the termination of the Optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

         H. Adjustments. Any adjustment made pursuant to paragraphs 10(A) or (B) with respect to ISOs shall be made only after the applicable Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the applicable Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

         I. Notice to Company of Disqualifying Dispositions. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a "disqualifying disposition" of any Common Stock acquired pursuant to the exercise of an ISO. A "disqualifying disposition" is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

         J. Other Requirements. ISOs shall be issued subject to such additional requirements as may be imposed from time to time by the Code or the regulations issued thereunder.

         K. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The applicable Administrator, at the written request of any Optionee, may in its discretion take such actions as may be necessary to convert such Optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the applicable Administrator (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the applicable Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with the provisions of paragraph 5 or any other paragraph of the Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The applicable Administrator, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

5.  Non-Qualified Options.

         A. Minimum Option Price. The price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. If, at the time a Non-Qualified Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Non-Qualified Option is granted and shall mean (i) the last reported sales price of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or the average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time a Non-Qualified Option is granted under the Plan, "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the applicable Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         B. Duration of Non-Qualified Options. Each Non-Qualified Option shall expire on the date specified by the applicable Administrator, but not more than ten (10) years from the date of grant.

         C. Vesting of Non-Qualified Options. Subject to any longer or shorter vesting periods and any termination provisions which the applicable Administrator may impose, a Non-Qualified Option shall be exercisable as follows: (i) 20% of the shares under the Non-Qualified Option shall be exercisable one calendar year after the date of its grant, (ii) an additional 20% of the shares under the Non-Qualified Option shall be exercisable two calendar years after the date of its grant, (iii) an additional 20% of the shares under the Non-Qualified Option shall be exercisable three calendar years after the date of its grant, (iv) an additional 20% of the shares under the Non-Qualified Option shall be exercisable four calendar years after the date of its grant, and (v) the last 20% of the shares under the Non-Qualified Option shall be exercisable five calendar years after the date of its grant.

         D. Maintain Non-ISO Status. If the applicable Administrator determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422A of the Code and the regulations promulgated thereunder, to ensure that such Non-Qualified Option is not treated as an ISO.

6. Stock Appreciation Rights. At the discretion of the applicable Administrator, Options granted under this Plan may be granted in tandem with SARs ("tandem SARS"), or SARs may be granted independently of and not in tandem with any Option ("naked SARs"). SARs will become exercisable at such time or times, and on such conditions, as the applicable Administrator may specify; the applicable Administrator may impose conditions upon the grant or exercise of any SAR, which conditions may include a condition that the SAR may only be exercised in accordance with rules and regulations adopted by the applicable Administrator from time to time. Such rules and regulations may govern the right to exercise the SAR granted prior to the adoption or amendment of such rules and regulations as well as SAR rights granted thereafter.


         A. Tandem SARs. (i) Any tandem SAR granted with an ISO may be granted only at the date of grant of such ISO. Any tandem SAR granted with a Non-Qualified Option may be granted either at or after the time such Option is granted. A tandem SAR is the right of an Optionee, without payment to the Company (except for applicable withholding taxes), to receive the excess of the fair market value (as defined in subparagraph 4(B)(iii)) per share on the date on which such SAR is exercised over the option price per share as provided in the relating underlying Option. A tandem SAR granted with an ISO may be exercised only when the fair market value (as defined in subparagraph 4(B)(iii)) per share of the Common Stock subject to the ISO exceeds the per share exercise price of the ISO. A tandem SAR granted with an Option shall pertain to, and be granted only in conjunction with, the related underlying Option granted under this Plan and shall be exercisable and exercised only to the extent that the underlying Option is exercisable. The number of shares of Common Stock subject to such tandem SAR shall be all or part of the shares subject to such Option as determined by the applicable Administrator. The tandem SAR shall either become fully or partially non-exercisable and shall then be fully or partially forfeited if the exercisable portion, or any part thereof, of the underlying Option is exercised and vice versa. (ii) Subject to any restrictions or conditions imposed by the applicable Administrator, a tandem SAR may be exercised by the Optionee as to a number of shares of Common Stock under its related Option only upon the surrender of the then-exercisable portion of the related Option covering a like number of shares of Common Stock. Upon the exercise of a tandem SAR and the surrender of the exercisable portion of the related Option, the Optionee shall be awarded cash, shares of Common Stock or a combination of shares and cash at the discretion of the applicable Administrator. The award shall have a total value equal to the product obtained by multiplying (1) the excess of the fair market value per share on the date on which such tandem SAR is exercised over the Option price per share by (2) the number of shares subject to the exercisable portion of the related Option so surrendered.

         B. Naked SARs. (i) A naked SAR may be granted irrespective of whether the recipient holds, is being granted, or has been granted any options under any stock plan of the Company. A naked SAR may be granted irrespective of whether the recipient holds, is being granted, or has been granted any tandem SARs. A naked SAR may be made exercisable without regard to the exercisability of any option. (ii) With respect to the exercise of any naked SAR, the term "Spread" as used in this paragraph 6 shall mean an amount equal to the product computed by multiplying (1) the excess of (A) the fair market value per share of Common Stock of the Company on the date such naked SAR is exercised over (B) the price designated by the applicable Administrator (the "Award Price") by (2) the number of shares with respect to which such naked SAR is being exercised.

         C. General Provisions. (i) The applicable Administrator may specify that a SAR shall be exercisable for cash, for shares, for a combination of cash or shares, or in cash or shares at the holder's option. On the exercise of a SAR, the holder thereof, except as provided in subparagraphs (ii) and (iii) of this paragraph 6(C), shall be entitled to receive either: (a) if the exercise is for shares, a number of shares equal to the quotient computed by dividing the Spread by the fair market value per share on the date of exercise of the SAR, provided, however, that in lieu of fractional shares the Company shall pay cash equal to the same fraction of the fair market value per share on the date of exercise of the SAR; or (b) if the exercise is for cash, an amount in cash equal to the Spread; or (c) if the exercise is partly for cash and partly for shares, a combination of cash in the amount specified in such SAR holder's notice of exercise, and a number of shares calculated as provided in clause (a) of this subparagraph (i), after reducing the Spread by such cash amount, plus cash in lieu of any fractional share as provided above. (ii)Notwithstanding the provisions of subparagraph (i) of this paragraph 6(C), the applicable Administrator shall have sole discretion to consent to or disapprove, in whole or in part, any permitted election or the right without election of a holder of a SAR to receive cash upon the exercise of a SAR ("Cash Election"). Such consent or disapproval may be given at any time after the Cash Election to which it relates. If the applicable Administrator shall disapprove a Cash Election, in lieu of paying the cash (or any portion thereof) specified in such Cash Election, the Administrator shall determine the amount of cash, if any, to be paid pursuant to such Cash Election and shall issue a number of shares calculated as provided in clause (a) of subparagraph (i) of this paragraph 6(C), after reducing the Spread by such cash to be paid plus cash in lieu of any fractional share. (iii) SARs granted or to be granted to officers or directors of the Company under the Plan shall be subject to the following additional provisions: (a) no grant shall be made unless and until the Company has been subject to the reporting requirements of Section 13(a) of the 1934 Act for at least a year and has filed all reports and statements required to be filed pursuant to such Section for that year; (b) a Cash Election may be made only during the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date; and (c) no Cash Election may be made (and no related Option exercised) during the six months after grant, except in the event of the death or disability of the holder. The Company intends that this subparagraph (iii) shall comply with the requirements of Rule 16b-3. Should any provision of this subparagraph (iii) be unnecessary to comply with the requirements of the said Rule 16b-3, the Board may amend this Plan to add to or modify the provisions of this Plan accordingly. (iv) No SAR shall be transferable except by will or by the laws of descent and distribution. During the life of a holder of a SAR, the SAR shall be exercisable only by him or his guardian or legal representative. (v) A person exercising a SAR for shares shall not be treated as having become the registered owner of any shares issued on such exercise until such shares are delivered to him. (vi) Each SAR shall be on such terms and conditions (including additional terms and conditions) not inconsistent with this Plan as the applicable Administrator may determine. (vii) To exercise a SAR, the holder shall (i) give written notice thereof to the Company addressed to the Secretary of the Company by delivery to the Company at 104 East Mann Road, Laredo, Texas 78042, and by specifying therein the amount he elects (if such election is permitted under the terms of the SAR) to receive in cash, if any, and the amount he elects (if such election is permitted under the terms of the SAR) to receive in shares, and (ii) deliver to the Company such written representations, warranties and covenants as may be required by the Company or Company counsel. The date of exercise of a SAR shall be the date on which the Company shall have received the notice referred to in the first sentence of this subparagraph (vii). (viii) The number of shares awardable to an Optionee with respect to the noncash portion of a SAR shall be determined by dividing such noncash portion by the fair market value per share (as determined in accordance with subparagraph 4(B)(iii)) on the exercise date. No fractional shares shall be issued. Any fractional shares which, but for this subparagraph
(viii), would have been issued to an Optionee pursuant to a SAR, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the Optionee shall receive from the Company cash in lieu of such fractional shares.

7. Units. At the discretion of the applicable Administrator, performance awards in the form of Units may be granted either independently of or in tandem with a Stock Right granted hereunder, to such extent as determined by the applicable Administrator, except that such Units shall not be granted in tandem with ISOs granted under the Plan. Units granted hereunder may be based on such factors as changes in the market price for shares of Common Stock of the Company, personal performance of the recipient of such Units or of his division or department, the performance of the Related Corporation by which he is employed, or any other factors or criteria set by the applicable Administrator. Units shall have such other terms and conditions as the applicable Administrator shall determine and shall be payable in such form as such Administrator may determine including, for example, payment in shares of the Company's Common Stock.

8. Outside Directors' Options.

         A. Grant. On March 1 of each calendar year commencing March 1, 1995, each outside director then serving shall receive an option to purchase 7,000 shares of Common Stock (individually, an "Outside Director's Option," and collectively, "Outside Directors' Options").

         B. Minimum Purchase Price. The exercise price per share of the Outside Directors' Options shall not be less than the fair market value per share of Common Stock on the date of such grant. If, at the time an Outside Director's Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Outside Director's Option is granted and shall mean (i) the last reported sales price of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or the average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Outside Director's Option is granted under the Plan, "fair market value" shall be the average of the three most recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         C. Duration of Outside Directors' Options. Each Outside Director's Option shall expire seven (7) years from the date of grant; otherwise, an Outside Director's Option shall not be subject to forfeiture or termination.

         D. Exercise. An outside director may exercise an Outside Director's Option, if exercisable, by providing written notice to the Company addressed to the Secretary of the Company at the Company's corporate office. The written notice shall specify the number of options being exercised, and by paying the full exercise price. The written notice shall also include such written representations, warranties and covenants as may be required by the Company, Company counsel or the applicable Administrator.

         E. Maintain Non-ISO Status. The applicable Administrator shall take whatever actions it deems necessary, under Section 422A of the Code and the regulations promulgated thereunder, to ensure that any such Outside Director's Option is not treated as an ISO.

         F. Termination. Upon the termination of the Plan or the unavailability of shares of Common Stock for issuance under the Plan, no additional Outside Directors' Options shall be granted.

9. Written Agreements. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the applicable Administrator may from time to time approve. Such instruments shall conform to such terms, conditions and provisions as are applicable hereunder and may contain such other terms and conditions and provisions as the applicable Administrator deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Stock Rights and the payment, if applicable, of any legal form of consideration (including, without limitation, whether payment must be in cash or by tendering shares of Common Stock). A Stock Right may provide for acceleration of exercise in the event of a change in control of the Company, in the discretion of and as defined by the applicable Administrator. The applicable Administrator may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

10. Adjustments. Upon the happening of any of the following described events, an Optionee's rights with respect to Options granted to him hereunder, and the recipient's rights with respect to Common Stock to be acquired (or used for measurement purposes) pursuant to the exercise of SARs or Units, or to be acquired pursuant to a Purchase or Award hereunder, shall be adjusted as hereinafter provided, unless otherwise specifically provided, in addition or to the contrary, in the written agreement between the recipient and the Company relating to such Stock Right.


         A. Certain Corporate Events. In the event shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company or of another corporation, each grantee of a Stock Right shall be entitled, subject to the conditions herein stated, to purchase (or have used for measurement purposes) such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock which such grantee would have been entitled to purchase (or have used for measurement purposes) except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

         B. Stock Dividends. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which at the time shall be subject to a Stock Right hereunder, each grantee upon exercising a Stock Right shall be entitled to receive (for the purchase price paid upon such exercise) (or have used for measurement purposes) the shares or other consideration as to which he is exercising his Stock Right and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, or other consideration as he would have received if he had been the holder of the shares as to which he is exercising (or which are used for measurement in connection with) his Stock Right at all times between the date of grant of such Stock Right and the date of its exercise.

         C. New Securities. If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives new or additional or different shares or securities ("New Securities") in connection with a corporate transaction described in subparagraph A above or a stock dividend described in subparagraph B above as a result of owning such restricted Common Stock, such New Securities shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such New Securities were issued.

         D. Cash Dividends. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company, unless specified to the contrary by the applicable Administrator in the instrument evidencing such Stock Right.

         E. Fractional Shares. No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph E, would have been issued to a grantee pursuant to a Stock Right shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the grantee shall receive from the Company cash in lieu of such fractional shares.

         F. Adjustments. Upon the happening of any of the foregoing events described in subparagraphs A or B above, the class and aggregate number of shares set forth in paragraph 3 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Board shall determine the specific adjustments to be made under this paragraph 10 and, subject to paragraph 4(H), its determination shall be conclusive.

11. Means of Exercising Stock Rights. A Stock Right (or any part or installment thereof) shall be exercised as specified in the written instrument granting such Stock Right, which instrument may specify any legal method of exercise and any method of payment of the exercise price, including, without limitation, the payment of the exercise price by tendering outstanding shares of Common Stock or shares of Common Stock received upon exercise of a Stock Right. In the discretion of the Administrator, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The holder of a Stock Right exercisable for shares shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 10 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

12. Transferability of Stock Rights. Except as otherwise provided in the Plan, by the Administrator or in the written instrument granting the Stock Right, no Stock Right granted under the Plan shall be transferrable by an Optionee other than by (i) will or the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

13. Term of the Plan. This Plan was adopted by the Board on February 24, 1995, subject to approval of the Plan by the holders of a majority of the outstanding shares of the Company at the next meeting of shareholders present in person or by proxy at the next meeting of shareholders. Stock Rights may be granted under the Plan at any time after February 24, 1995, even if prior to the date of shareholder approval of the Plan; provided, however, that such date shall not be prior to the date on which the applicable Administrator acts to approve the grant or award of such Stock Rights (other than Outside Directors' Options, the grant of which are not subject to the applicable Administrator's approval). If the requisite shareholder approval is not obtained by July 1, 1995, any grants of ISOs under the Plan and any grants of Stock Rights (including Outside Directors Options) to officers and directors, as the case may be, made prior to that date will be automatically rescinded.

14. Termination; Amendment. The Board may terminate or amend the Plan in any respect at any time, except that no amendment shall, without the approval of the holders of a majority of the shares entitled to vote and that voted for or against or expressly abstained with respect to the amendment of the Plan, increase the total number of shares which may be issued under the Plan

15. Application of Funds. The cash proceeds, if any, received by the Company from the sale of shares pursuant to Stock Rights authorized under the Plan shall be used for general corporate purposes.

16. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing shares purchased pursuant to the exercise of a Stock Right shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such securities laws. The Company's obligation to transfer or register the transfer or disposition of any shares of Common Stock issued under the Plan is further subject to the Company's determination that such transfer or disposition is in compliance with all applicable securities laws.

17. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, an Outside Director's Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 4(I)), the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, or any other event in connection with a Stock Right, the Company, in accordance with Section 3402(a) of the Code, may require the Optionee, Award recipient, purchaser, or holder or exerciser of a Stock Right to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income.

18. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Texas. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                    NATIONAL BANCSHARES CORPORATION OF TEXAS
                               104 EAST MANN ROAD
                              LAREDO, TEXAS 78042
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  OF NATIONAL BANCSHARES CORPORATION OF TEXAS.


         The undersigned acknowledges receipt of the Notice of Annual Meeting of National Bancshares Corporation of Texas (the "Company") and hereby appoints Jay H. Lustig and Marvin E. Melson, and each of them, the attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned according to the number of shares of Common Stock the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of the Company to be held May 29, 1998, or at any adjournment thereof, and to vote all shares of Common Stock of the Company held by the undersigned and entitled to be voted upon the following matters as indicated on the reverse side.

         This Proxy may be revoked at any time prior to the voting thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS NUMBER 1, NUMBER 2, NUMBER 3 AND NUMBER 4.

                    NATIONAL BANCSHARES CORPORATION OF TEXAS
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1. To vote the nominees for the Board of Directors. For All___ Withheld All___For All Except___

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE EXCEPTIONS BOX AND WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

         * EXCEPTIONS
                      ---------------------------------------------------------

         JAY H. LUSTIG, MARVIN E. MELSON, H. GARY BLANKENSHIP, JOHN W. LETTUNICH, CHARLES T. MEEKS

2.       To approve the amendment of the 1995 Stock Plan.
         For___Against___Abstain___

3. To vote the appointment of Padgett, Stratemann & Co., L.L.P. as the Company's auditors for the 1998 fiscal year.
         For___Against___Abstain___

4. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         Address Change and/or Comments
                                       ----------------------------------------
         ----------------------------------------------------------------------

                                         Dated ____________________________ 1998

                             Signature(s)
                                          --------------------------------------
                             Signature(s)
                                          --------------------------------------
                             Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
                             USING THE ENCLOSED ENVELOPE.